Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-136477) pertaining to Hawthorn Bancshares, Inc. Profit Sharing 401(k) Plan of our report dated June 25, 2026, with respect to the financial statements and supplemental schedule of Hawthorn Bancshares, Inc. Profit Sharing 401(k) Plan included in this Annual Report on Form 11-K for the year ended December 31, 2025.

/s/ Forvis Mazars, LLP

St. Louis, Missouri
June 25, 2026